Strategic Minerals for America’s Future

For immediate release

For more information contact:
Robert Reynolds (800) 709-1196
ir@firstlibertypower.com

Thomas Dean (646) 396-9615
Murdock Capital Partners
tdean@murdockcapital.com

First Liberty Power to Acquire Additional Interest in Key Subsidiaries
Pathways of Progress Announcement

Reno, NV July 21, 2014---First Liberty Power Corp. (FLPC: OTCQB), a diversified exploration, development and mining company focused on strategic minerals for America’s future, has announced the completion of negotiations to obtain majority interests in key subsidiaries.

First Liberty Power CEO Don Nicholson provided details of this major step forward.  “I am pleased to announce that First Liberty Power has reached an agreement, in principle, to acquire the controlling interest of Stockpile Reserves LLC, Central Nevada Processing Co. LLC and SG8 Exploration LLC (collectively the “LLC Companies”) from the three major shareholders of the LLC Companies,” Nicholson said. “This is an all-stock transaction, with the maximum consideration for a 100% interest in the LLC Companies not to exceed 15,000,000 shares of the common stock of First Liberty Power. The remaining minor shareholders of the LLC Companies will be provided an opportunity to divest of their interests on the same terms.  First Liberty presently holds a 50% interest in the LLC Companies, and will hold at least an 86.5% / 94% / 94%, and up to a 100% interest, respectively.”

The closing of the transaction is expected to take up to 30 days to complete the procedural requirements, after which time all management and operational decisions concerning the Fencemaker mine, development of mineral processing operations in Lovelock, and exploration of the properties held by SG8 Exploration will be undertaken by First Liberty Power.  Additionally, the Company has completed the formation of four wholly-owned operational subsidiaries: First Liberty Properties Ltd., First Liberty Exploration & Development Corp., First Liberty Mining Corp. and First Liberty Mineral Processing Corp.

Nicholson noted the purpose of the new business structure. “These four subsidiaries will operate independently of the LLC Companies in undertaking all other developmental and operational activities of First Liberty Power,” Nicholson said.  “However, aspects of each of the LLC Companies will likely be integrated into the subsidiaries over time as a means of improving overall efficiencies.”

In a separate matter, having obtained unanimous approval of the Board of Directors and the consent of the majority voting power of the Company’s shareholders, First Liberty Power has commenced the process (Preliminary 14C filed with the SEC on July 14, 2014) to amend the Company’s Articles of Incorporation to increase the quantity of common shares available to the Company. http://www.firstlibertypower.com/investors/filings/

First Liberty Power Board Chairman Bob Reynolds provided details of the authorized share increase. “The acquisition of the LLC Companies, combined with ongoing discussions with potential financers and contractual obligations for share reserves from current debt holders, has provided the board with the impetus to increase the A/S limit by 420,000,000 shares,” Reynolds said.  “The purpose of the increase is to clearly communicate the Company’s intention to advance the business and develop its significant portfolio of mineral properties.”

First Liberty Power will continue to use Pathways of Progress announcements to make public Company details and advancements in their operations.

ABOUT FIRST LIBERTY POWER CORPORATION (OTCQB: FLPC): First Liberty Power Corporation is a diversified exploration, development and mining company focused on bringing to market strategic minerals for America’s Future.  First Liberty Power’s corporate philosophy is founded on a methodology of open and transparent procedures designed to drive the company’s exploration, development and mining operations, while ensuring safety, environmental integrity, and good governance. Included in that philosophy is Pathways of Progress (POP), a platform used to inform shareholders, investors and mining partners of FLPC news and advancements through open and transparent communication.  First Liberty is focused on exploring and developing antimony and other strategic metal projects and properties.

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Notice Regarding Forward-Looking Statements
This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future plans of the company, the prospects for our mineral properties, and our ability to raise necessary working capital. Actual results could differ from those projected in any forward-looking statements due to numerous factors, including the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that they will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the SEC.